SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 4, 2011

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 512-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.12e-4(c))

Item 8.01        Other Events

As reported in the Current Report on Form 8-K filed by The McGraw-Hill Companies, Inc. (“McGraw-Hill”) on November 4, 2011, McGraw-Hill, CME Group Inc. (“CME Group”) and CME Group Index Services LLC, a joint venture between CME Group and Dow Jones & Company, Inc., entered into a Contribution Agreement on that date (the “Contribution Agreement”).  The body of the Contribution Agreement, as well as Exhibit A thereto (Definitions), the body of Exhibit E thereto (Form of Company Operating Agreement) and Schedule 9.4(c) to such Exhibit E (Certain Transactions), is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The documents attached hereto have been included to provide investors with information regarding their terms.  The Contribution Agreement contains representations and warranties made by and to the parties thereto as of specific dates.  The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract.  In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 9.01   Financial Statements and Exhibits

(d)       Exhibits.  The following exhibit is filed with this report:

99.1     Contribution Agreement, dated as of November 4, 2011, by and among The McGraw-Hill Companies, Inc., CME Group Inc. and CME Group Index Services LLC, including Exhibit A thereto (Definitions), Exhibit E thereto (Form of Company Operating Agreement) and Schedule 9.4(c) to such Exhibit E (Certain Transactions)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By: /s/ Kenneth M. Vittor

Name:  Kenneth M. Vittor

Title:    Executive Vice President and General Counsel

Dated:  November 14, 2011

INDEX TO EXHIBITS

Exhibit Number

99.1     Contribution Agreement, dated as of November 4, 2011, by and among The McGraw-Hill Companies, Inc., CME Group Inc. and CME Group Index Services LLC, including Exhibit A thereto (Definitions), Exhibit E thereto (Form of Company Operating Agreement) and Schedule 9.4(c) to such Exhibit E (Certain Transactions)